Summarized financial information for Matson Navigation Company, Inc.
as of December 29, 2006 and December 30, 2005 is as follows (in millions, except current ratio):



                                          As of                 As of
                                    December 29, 2006     December 29, 2005
                                    -----------------     -----------------


         Current assets                 $     237             $     242

         Current liabilities            $     176             $     180

         Current ratio                     1.35:1                1.34:1

         Working capital                $      61             $      62

         Other assets                   $   1,018             $     942

         Long-term liabilities          $     623             $     553

         Net worth                      $     456             $     451

